SECURITIES AND EXCHANGE COMMISSION

               Washington, D.C. 20549


                      FORM 8-K

                   CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (Date of earliest event reported):  June 24, 1999

                  PERCEPTRON, INC.
(Exact name of registrant as specified in its charter)


        Michigan                      0-20206                 38-2381442
    (State or Other          (Commission File Number)       (IRS Employer
     Jurisdiction                                        Identification No.)
   of Incorporation)

   48727 Halyard Drive, Plymouth, MI                               48170
Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (734) 414-6100


(Former name or former address, if changed since last report)

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Item 8.  Change in Fiscal Year

     On June 24, 1999, the Board of Directors of the Company approved changing the Company's reporting period from a calendar year ending December 31 to a fiscal year ending June 30. This change will result in the Company filing a six (6) month transition period report on Form 10-K for the period January 1, 1999 through June 30, 1999. The first full year to be reported on a fiscal year basis will be for the twelve (12) month period ended June 30, 2000.

     This action was taken by the Board of Directors to more effectively match the business cycle of each of the Company's business units.

     The Company will continue to file quarterly reports on a calendar quarter basis.


                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PERCEPTRON, INC.



By:  /S/ JOHN GARBER
     John Garber
     Vice President - Finance and
       Chief Financial Officer


Date:  July 6, 1999